Corporate Presentation April 10, 2019 Exhibit 99.1

Forward looking statements This presentation has been prepared by Aerpio Pharmaceuticals (“we”, “us” or, the “Company”) and includes forward-looking statements. All statements contained in this presentation other than statements of historical facts, including statements regarding our product candidates, their therapeutic potential and development plans, our future results of operations and our financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. Forward-looking statements speak only as of the date hereof unless it is stated otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, our intellectual property position, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements including those contained in our public filings with the Securities and Exchange Commission. This presentation also contains estimates and other statistical data made by independent parties and by us. Management bases all estimates and projections as to events that may occur in the future (including projections of revenue, development plans and timing of clinical trial results) upon their best judgment as of the date of this presentation. Whether or not such estimates or projections may be achieved will depend upon the Company achieving its overall business objectives and the availability of funds. The Company does not guarantee that any of these projections will be attained. Actual results will vary from the projections, and such variations may be material. New risks emerge from time to time, and except as required by law, neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. This presentation may contain trade names, trademarks or service marks of other companies. The Company does not intend the use or display of other parties’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, these other parties. Solely for convenience, the trade names, trademarks or service marks in this presentation are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Overview of Aerpio Developing first-in-class treatments for ocular diseases and complications of diabetes Lead asset: AKB-9778, a Tie2 activator, which is a key regulator of vascular stability TIME-2b Phase 2 clinical trial in patients with non-proliferative diabetic retinopathy missed its primary endpoint but: Reproduced evidence of improved kidney function (UACR) in patients early diabetic nephropathy Reproduced reduction in IOP seen in TIME-2; data to be presented at ARVO April 28 – May 2, 2019 Full data analysis at an upcoming medical conference Pipeline opportunities Phase 1b of topical ocular AKB-9778 for evaluation in open-angle glaucoma expected to begin Q2 2019 Will seek pharma partner to further study slowing diabetic nephropathy of subcutaneous AKB-9778 Gossamer partnership on GB004: up to $400M in milestones, tiered royalties to mid-teens, option to participate in sale of GB-004 ARP-1536: humanized Mab that activates Tie2 Strong balance sheet ($62.6 million end of 2018), expense reduction, cash to mid-2021

Tie2 Biology & the Critical Role of VE-PTP in Vascular Biology

Tie2 is a transmembrane receptor found on endothelial cells, the foundation for vascular stability, and for formation and maintenance of Schlemm’s canal and the conventional outflow tract in the eye Tie2 activity… Maintains integrity of endothelial cell junctions Enhances endothelial cell function and viability Inhibits vascular inflammation Inactive Tie2 = Vascular Destabilization Promotes pathologic vascular leak, neovascularization and elevated intra-ocular pressure Active Tie2 is essential for vascular stability Tie2 Receptor Tyrosine Phosphate

Inhibiting VE-PTP with AKB-9778 restores Tie2 activation and endothelial cell stability even in absence of Ang1



Blood Vessel Cross Section
Tie2 Receptor
Activated by Ang-1
VE-PTP
Inactivates Tie2 by dephosphorylation
AKB-9778
Inhibits VE-PTP = Restoring blood vessel stability
P
Ang-1 =
Ang-2 =
AKB-9778 =

Ang-1 – Angiopoietin 1
Ang-2 – Angiopoietin 2
VE-PTP – Vascular endothelial protein tyrosine phosphatase

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TIME-2b Clinical Trial: AKB-9778 in Non-Proliferative Diabetic Retinopathy

TIME-2b: Clinical trial design Phase 2b study in pts with moderate to severe non-proliferative diabetic retinopathy (NPDR) without DME 1o Endpoint: ≥ 2-step improvement in DRSS at 48 weeks Key 2o Endpoints: development of DME/PDR, DR progression, renal function Enrollment commenced June 2017, enrollment closed February 2018 at 167 patients Top-line data announced March 18, 2019 DME – Diabetic macular edema DR – Diabetic retinopathy DRSS – Diabetic retinopathy severity score PDR – Proliferative diabetic retinopathy

DRSS – Diabetic retinopathy severity score TIME-2b Primary Endpoint: > 2-step Improvement in DRSS in Study Eye p=0.270 LOCF

TIME-2b Primary Endpoint in All Qualified Eyes with Baseline DRSS 5 or 6 (moderately severe & severe NPDR) p=0.148 LOCF

Progression to Vision-Threatening Complications (DME and/or PDR)

Generally safe and well tolerated One death in subject receiving placebo Dizziness AE 10.9% in AKB-9778 BID vs 7.0% in the placebo arm (vast majority rated as mild, and none rated as severe) Headache of 10.9% in AKB-9778 BID vs 3.5% in the placebo arm (all rated as mild) Withdrawals due to AE and SAEs were balanced between AKB-9778 BID and placebo groups  TIME-2b: Safety and Tolerability

AKB-9778: Kidney Function TIME-2 and TIME-2b Data

Diabetic kidney disease is a major problem Diabetic Nephropathy 12 M ~30 million diabetics in the United States Approximately 40% have kidney disease https://www.niddk.nih.gov/health-information/health-statistics/kidney-disease https://pharm.ucsf.edu/kidney/need/statistics The overall prevalence of CKD in the general population is approximately 14 percent More than 661,000 Americans have kidney failure 468,000 individuals are on dialysis $89,000 per year $42 billion per year in the US 193,000 live with a functioning kidney transplant Each year, kidney disease kills more people than breast or prostate cancer

1 2 4 3 Progression of diabetic eye and kidney disease suggest a common pathologic process

TIME-2 UACR data: Baseline proteinuria subgroup (≥ 30 mg/g) SC – Subcutaneous UACR – Urine albumin/creatinine ratio p = 0.03, unadjusted (All SC AKB-9778 vs. SC placebo) p = 0.006, adjusted for baseline UACR, HgbA1c, and systolic blood pressure (All SC AKB-9778 vs SC placebo)

TIME-2b: Baseline UACR Status

	AKB-9778 QD (N=55)	AKB-9778 BID (N=55)	Placebo (N=57)	Overall (N=167)
Median UACR	29.65	37.90	37.55	37.55
UACR Category				
Normalbuminuria (<30mg/g)	28	24	24	75
Albuminuria (≥30mg/g)	26	31	33	90
Microalbuminuria (30-299mg/g)	20	16	22	58
Macroalbuminuria (≥300mg/g)	6	15	11	32
Not Available	1	0	0	1

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% Change in Geometric Mean UACR – Urine albumin/creatinine ratio TIME-2b Data – Prespecified Endpoint Prespecified Endpoint: Percent Change in UACR for Patients with Baseline Proteinuria (≥ 30 mg/g) – All Patients and Patients On ACEi/ARB Therapy

AKB-9778: Primary Open-Angle Glaucoma

AKB-9778 Monotherapy AKB-9778 + Lucentis® Lucentis® monotherapy SE FE SE FE SE FE Mean Baseline IOP (mmHG) 15.8 15.4 15.9 16.1 15.2 15.8 Mean Δ from BL (mmHG) -1.4 -1.4 -1.0 -1.5 0.1 -0.1 t-test Δ BL-Mo 3 (p-value) <0.01 <0.01 <0.05 <0.01 0.88 0.84 BL = baseline; SE = study eye; FE = Fellow eye Statistically significant reductions in intraocular pressure were observed in non-glaucoma patients in the TIME-2 study Reduction of IOP increased to ~ 2-2.5 mm Hg in patients with baseline IOPs ≥ 16 mm Hg, similar to prostaglandin analogs in normotensive glaucoma Dirks et al. Adv Ther. 23:3, 2006 Khawaja et al. Ophthalmology 121:1501, 2014 Stenkula and Wettrell, Graefe’s Arch Clin Exp Ophthalomol 218:96, 1982

Larger IOP changes seen in patients with higher baseline pressure Baseline IOP ≥ 16 mmHg Baseline IOP < 16 mmHg Mo 1 Mo 2 Mo 3 Mo 1 Mo 2 Mo 3 Change in IOP (mmHg) 4 2 0 -2 -4 * * * * * * * p<.01

Tie2 KO or Angpt-1/2 KO in mice results in congenital glaucoma due failed Schlemm’s canal development Families with Tie2 LOF mutations associated with congenital glaucoma Tie2 Pathway Activation is Critical for Development and Maintenance of Schlemm’s Canal and Conventional Outflow: Mouse and Human Genetic Data Several loci support an important role of Tie2/ANGPT signaling in IOP regulation. Mice and humans with LOF Angpt-1 mutations associated with congenital glaucoma

Ocular hypertension and pathology of glaucoma: AKB-9778 presents a potentially new MOA that affects the main pathway in IOP reduction Aqueous flows out through the trabecular meshwork (TM) and Schlemm’s canal Aqueous flows into the anterior chamber from the ciliary body Eye without glaucoma IOP increases when TM and/or Schlemm’s canal is blocked Schlemm’s canal is a lymphatic-like vessel that expresses Tie2 and VE-PTP Eye with glaucoma PRESSURE Tie2 maintains vascular stability of Schlemm’s canal AKB-9778: New MOA to affect outflow through the TM

Dose related IOP decrease observed after topical ocular administration of AKB-9778 Normotensive New Zealand White Rabbits IOP lowering is dose dependent (40 mg/ml > 15 mg/ml) and is persistent 24 hours post-dose (Day 8) IOP lowering by topical dosing (40 mg/ml group) was greater than SC dosing (10 mg/kg)

AKB-9778 could act upstream from effects of recently approved glaucoma products Rhopressa and Vyzulta Inhibition of VE-PTP activates Tie2 & affects downstream Rho kinase and eNOS activity mechanistically

2018 US Market: $3B Half of volume is first-line prostaglandins (mostly generics) Half of volume is 2-3X/day adjuncts 2017 EU5 Market: $1B 2017 JP Market: $0.8 B Sources: Aerie Corporate Presentation – March 2019 CAI: carbonic anhydrase inhibitor; AA: alpha agonist; BB: beta blockers Commercial Opportunity in Glaucoma AKB-9778 could be the first drug targeting the site of pathology – Schlemm’s Canal

AKB-9778 in primary open-angle glaucoma Initiate Phase 1b study 2019 Top-line results from Phase 1b study Q4 Q2 Q1 Q3 Initiate 28-day Phase 2a study Q1 2020 Q2 TIME-2b IOP data to be presented at ARVO: “By targeting Tie2/VE-PTP in Schlemm’s canal, AKB-9778 lowers intraocular pressure via increasing outflow facility in mice” – Dr. Daniel Stamer, Joseph A. C. Wadworth Professor of Ophthalmology, Duke University, and incoming President of ARVO, April 29, 2019 ARVO Special Session “The Role of Tie2 Pathway in Ocular Disease”, May 1, 2019 ARVO data presentation

GB004 (formerly AKB-4924): Inflammatory Bowel Disease

GB004 (formerly AKB-4924) efficacy demonstrated in multiple models of IBD Pre-clinical proof-of-concept across multiple models of IBD in both the induction and maintenance setting TNBS-induced colitis Wild type mice (below) Chronic granulomatous disease mice DSS-induced colitis Genetic TNFα overexpression induced Crohn’s Disease Gut Graft Versus Host Disease DSS – dextran sodium sulfate IBD – inflammatory bowel disease TNBS – trinitrobenzene sulphonic acid TNFa – tumor necrosis factor alpha

First-in-class, HIF-1a stabilizer for IBD Designed to address major unmet needs in IBD Efficacy and safety profile in preclinical models and early human studies support a preferred profile for moderate/severe and potentially earlier stage disease vs. current standard of care Oral, once-daily route of administration Completed Phase 1 SAD, currently performing Phase 1 MAD Colon biopsies, drug concentration, local effects Phase 1 MAD results expected Q4 2018 Proof-of-concept data anticipated in Q3 2019 AKB-4924 in inflammatory bowel disease HIF-1a– hypoxia inducible factor-1 alpha IBD – inflammatory bowel disease SAD – single ascending dose; MAD – multiple ascending dose - - - Cost & Disease Severity +++ Surgery Biologics 2nd malignancy, opportunistic infection, immunogenicity AKB-4924 ≥ efficacy profile, preferred safety and route of administration Steroids (systemic/topical), azathioprine AEs: nausea, blood disorders, immune system compromise 5-ASA/mesalamine

Gossamer Bio founded by former Receptos team of Faheem Hasnain and Sheila Gujrathi, MD Receptos sold to Celgene in 2015 for $7.2 billion after Phase 2 IBD and MS trials $20 million upfront payment for exclusive world-wide rights to AKB-4924 (now named GB004) $400 million in potential development and commercial milestones Tiered royalties ranging from high single-digit to mid-teen percentages on annual sales Potential option to participate in sale of GB004 or the company in exchange for relinquishing existing royalty and milestones AKB-4924 Partnered with Gossamer Bio

Milestones and Summary

Milestone rich timeline over next 18 months



AKB-9778 TIME-2b Study
AKB-9778 in POAG (eye drops)
AKB-4924/GB004 in IBD**
Initiate Phase 1b study
Top-line results from Phase 1b study
Initiate 28-day Phase 2a study
Top-line results from TIME-2b study at ARVO
Q1
Q2
Q3
Q4
Q1
Q2
2019
2020
Top-line results from MAD study
Initiate Phase 1b study
Top-line results from Phase 1b study
Initiate Phase 2 study

MAD – Multiple ascending dose
POAG – Primary open angle glaucoma
UC – Ulcerative colitis
**disclosure at discretion of Gossamer Bio

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Overview of Aerpio Developing first-in-class treatments for ocular diseases and complications of diabetes Lead asset: AKB-9778, a Tie2 activator, which is a key regulator of vascular stability TIME-2b Phase 2 clinical trial in patients with non-proliferative diabetic retinopathy missed its primary endpoint but: Reproduced evidence of improved kidney function (UACR) in patients early diabetic nephropathy Reproduced reduction in IOP seen in TIME-2; data to be presented at ARVO April 28 – May 2, 2019 Full data analysis at an upcoming medical conference Pipeline opportunities Phase 1b of topical ocular AKB-9778 for evaluation in open-angle glaucoma expected to begin Q2 2019 Will seek pharma partner to further study slowing diabetic nephropathy of subcutaneous AKB-9778 Gossamer partnership on GB004: up to $400M in milestones, tiered royalties to mid-teens, option to participate in sale of GB-004 ARP-1536: humanized Mab that activates Tie2 Strong balance sheet ($62.6 million end of 2018), expense reduction, cash to mid-2021

www.aerpio.com